DISTRIBUTOR AGREEMENT


         THIS AGREEMENT between the Chemical and Agricultural Products Division of Abbott Laboratories (referred to as ABBOTT) and ________________ (referred to as DISTRIBUTOR),

                                   WITNESSES:
                    ABBOTT and DISTRIBUTOR agree as follows:

I.       PRODUCTS

         ABBOTT hereby appoints DISTRIBUTOR as a distributor of the following products or product lines (hereinafter called the Products):

         DiPel 2X

II.      EFFECTIVE DATE

         This Agreement shall be effective as of January 1, 1996, and shall continue in effect unless terminated as hereinafter provided.

III.     THE DISTRIBUTOR AGREES:

         A. To purchase and properly maintain an adequate stock of ABBOTT's Products to assure prompt delivery to DISTRIBUTOR's trade.

         B. To actively solicit orders for and promote the sale of ABBOTT's Products and to include such Products in lists, bulletins, and catalogs issued by the DISTRIBUTOR to its customers. The area of primary responsibility to be serviced by the DISTRIBUTOR shall be:


         C. To promptly pay for Products sold by ABBOTT to the DISTRIBUTOR at the ABBOTT prices in effect on the date of shipment and with such allowances for discounts and under such terms and conditions as ABBOTT may establish from time to time during the term of this Agreement.

         D. To cooperate and participate in promotions established by ABBOTT for Products covered by this Agreement.

         E. Not to contract obligations in the name of or on account of ABBOTT and not make any representations, guaranty, or warranty with respect to the Products covered by this Agreement, except as authorized by ABBOTT in writing. DISTRIBUTOR shall at all times be an independent distributor and shall not be considered as an agent or employee of ABBOTT for any purpose.

         F. To promptly notify ABBOTT in writing of any actual or potential damage, claim, or lawsuit involving Products covered by this Agreement.

IV.      ABBOTT AGREES TO:

         A. Support the DISTRIBUTOR by active promotion of Products via advertising and other promotional activities selected by ABBOTT from time to time and make available all sales promotion plans designed for DISTRIBUTOR use and applicable to the Products.

         B Supply such literature and promotional aids and furnish the DISTRIBUTOR with such other information as, in the opinion of ABBOTT, may be useful in the sale of Products covered by this Agreement.

V.       TERMS OF SALE

         All orders and delivery of Products shall be governed by the provisions of this Agreement and the terms set forth from me to time in the ABBOTT distributor price lists. None of the provisions of the DISTRIBUTOR's purchase order or any acknowledgment thereof (whether printed, stamped, typed, or written), except those specifying the quantity and Products ordered, invoice information, and shipping instructions, shall be considered applicable to the DISTRIBUTOR's purchases. No modification of this Agreement shall be binding on either ABBOTT or the DISTRIBUTOR unless specifically accepted in writing, signed on behalf of ABBOTT and the DISTRIBUTOR by their duly authorized representatives.

VI.      REPRESENTATIONS AND WARRANTIES

         DISTRIBUTOR recognizes the importance of the responsible handling of chemical products and shall not store, handle, transport or market Products in a manner inconsistent with the label or which could endanger the health or safety of human beings, animals, or plant life or damage the environment. DISTRIBUTOR shall not make any representations, recommendations, warranties, express or implied, relating to the use, effectiveness or safety of any Products, except such representations, recommendations or warranties as may be expressly set forth in the labeling therefore as furnished by ABBOTT.

VII.     GENERAL CONDITIONS

         A. Neither DISTRIBUTOR nor ABBOTT shall be liable for failure to perform any part of this Agreement where such failure is due to causes beyond the reasonable control of either party, such as acts of God, acts of civil or military authority, fires, strikes, floods, epidemics, quarantine restrictions, war, riot, delays in transportation, car shortages, and inability due to causes beyond ABBOTT's reasonable control to supply Products due to labor shortages, material shortages or manufacturing facility shortages. In the event of a Product shortage, ABBOTT shall have the right to allocate its available products among its DISTRIBUTORS and other customers in such a manner as ABBOTT considers equitable.

         B. This Agreement replaces any pre-existing agreements between ABBOTT and DISTRIBUTOR relating to the purchase, sale or distribution of any Products, except obligations with respect to any Products sold and delivered to the DISTRIBUTOR prior to the Effective Date of this Agreement.

         C. Upon termination of this Agreement, the DISTRIBUTOR shall upon request return all Products to ABBOTT for credit to the DISTRIBUTOR's account on ABBOTT's books at the then prevailing prices in the ABBOTT Distributor price lists, provided that all Products return hereunder shall be new, unused and in saleable condition.

         D. This Agreement may not be assigned by the DISTRIBUTOR without ABBOTT's prior written consent and shall be construed and governed by the laws of the State of Illinois.

         E. Any and all notices required by this Agreement shall be sent to the following addresses:

                  ABBOTT LABORATORIES         DISTRIBUTOR: EcoSoil Systems
                  Chemical and Agricultural                Suite 200
                    Products Division                      10890 Thornmint Road
                  D-090F, Building A1-3                    San Diego, CA  92127
                  1401 Sheridan Road                       Phone:  619-675-1660
                  North Chicago, IL  60064-4000            Fax:  619-675-1162

VIII.    TERMINATION

         Either ABBOTT or the DISTRIBUTOR may terminate this Agreement at any time upon thirty (30) days written notice.

PRICES AND QUOTATIONS: All prices, quotations, and terms are submitted without obligation and are subject to change without notice by Abbott Laboratories. All orders are subject to prior credit approval and acceptance at Abbott Laboratories, Chemical and Agricultural Products Division, Department 90F, North Chicago, Illinois 60064, and at prices in effect at time of shipment.

TERMS: A service charge of 1.5% per month will be added on all past due accounts.

SHIPMENT: Title to goods sold passes to the customer upon delivery of goods to the carrier, and the responsibility of Abbott Laboratories for the goods ceases when so delivered to the transportation companies. Shipping charges will be prepaid when method of shipping is the choice of Abbott Laboratories. Extra shipping costs must be borne by our customers when special handling or routing is requested.

LOST OR DAMAGED IN TRANSIT: If the goods arrive short of quantity shipped or in a broken or damaged conditions, the extent of damage or breakage should be noted on your delivery receipt by an agent for the transportation company. In the event that hidden damage is discovered after delivery of a shipment, notify the transportation company immediately and request that inspection of the shipment be made and an inspection report rendered. The transportation companies act as agents of the customer, and we must refer our customers to them for reparation in case of loss or damage in transit. We will be pleased to assist our customers in collecting any claims for loss or damage in transportation, but only if we are notified within ten (10) days after receipt of the goods, or after receipt of the hidden damage inspection report, and if an agent of the transportation company has acknowledged the damage or breakage on the delivery receipt.

If you wish our assistance in helping you collect a claim, please contact us within 10 days following delivery or determination that loss or shortage has occurred. We will then:

         1. If requested by customer, arrange for reshipment of lost or damaged product, rendering a debit invoice for same.

         2. Contact carrier to trace lost shipments and file claim with carrier if required.

         3. File claim with carrier for loss or damage as noted on carrier delivery receipt, which must be provided to us in order to substantiate claim.

If damage is involved, indicate on our packing slip the quantity for each product short or damaged. Enclose our packing slip and the delivery receipt, with damage acknowledged by the driver and/or an inspection report from carrier, in the damaged package(s).

GENERAL: All products are sold subject to state laws and regulations wherever applicable.

All orders are subject to local, state or Federal taxes.

Credit privileges may be suspended for any account where there is a past due balance.

IMPORTANT NOTE: These shipping details, terms and trade policies cannot be modified or waived except by agreement in writing signed by an executive officer of Chemical and Agricultural Products Division, Abbott Laboratories.

DOT HAZARDOUS MATERIALS INFORMATION

Data sheets, by product, are available on request from the Regional Sales office serving your account, or from the North Chicago office.

This sheet supersedes all previous policy and term statements prior to January, 1996.

ACCEPTED:                               ACCEPTED:

ABBOTT LABORATORIES                     DISTRIBUTOR
Chemical and Agricultural
Products Division


Thomas Chavez                           /s/ John M. Doyle
Signed                                  Signed

Director of Sales                       V.P., Product Development
Title                                   Title

7/31/96                                 2 August 1996
Date                                    Date